INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Numbers 33-74602, 33-81908, 33-91566 and 333-47477 of Atchison Casting
Corporation on Form S-8 of our report dated August 13, 1999 (August 24, 1999 with respect to the third paragraph of Note 21), appearing in the Annual Report on Form 10-K of Atchison Casting Corporation for the year ended
June 30, 1999.

/s/  Deloitte & Touche LLP
--------------------------------
Kansas City, Missouri
September 3, 1999